UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

BUBBLR, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street.

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 814-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 8, 2024, the Shareholders of Bubblr, Inc. (“Corporation”), acting by written consent, and representing at least a simple majority (55.9%) of the Corporation’s issued and outstanding shares of Common Stock, voted to remove Timothy Burks and Paul Morrissey from the Corporation’s Board of Directors.

Immediately following the vote by Shareholders, the two remaining Directors, David Chetwood and Steve Morris, voted unanimously to remove Timothy Burks from the office of Chief Executive Officer of the Corporation, effective July 8, 2024.

(c) Effective July 8, 2024, the Corporation’s Board of Directors elected Steve Morris as the Corporation’s President and Chief Executive Officer. Mr. Morris had previously served as the Corporation’s Chief Technical Officer. Effective July 8, 2024, the Corporation’s Board of Directors elected David Chetwood to the additional offices of Secretary and Treasurer. Mr. Chetwood was reelected to the office of Chief Financial Officer on such date, as well.

Stephen Morris

Prior to founding Bubblr in 2015 and working on it full-time, Mr. Morris also worked as an agile coach and scrum master consultant at various companies. From July 2017 to June 2018 – he worked at the Royal London Group in Edinburgh, Scotland. From 2016 to February 2017, he worked for Accenture in Newcastle Upon Tyne, England. From January 2016 to October 2016, he worked at Sky Broadcasting in Livingstone, Scotland.

Aside from that provided above, Mr. Morris does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

On May 30, 2022, Mr. Stephen Morris resigned as a member of the board of directors.

On January 25, 2023, Mr. Stephen Morris was appointed to the Board of Directors and Chief Platform Officer.

On February 2, 2023, Mr. Stephen Morris was appointed as interim Chief Executive Officer.

On February 12, 2023, Mr. Stephen Morris was appointed as Chairman of our Board of Directors.

On April 1, 2023, Mr. Stephen Morris was appointed as Chief Technical Officer.

Mr. Morris is qualified to serve on our Board of Directors because of his experience and expertise as the Bubblr concept and Ethos creator and the founder of Bubblr Ltd in 2014, a wholly owned subsidiary of Bubblr Inc.

David Chetwood

Mr. Chetwood joined Bubblr on February 10, 2023. Mr. Chetwood retired in 2016. From 2004 to 2016 he was CFO and Secretary for Westmont Industries Group in California. From 1999 to 2004, he worked at Compass Aerospace and his final position was EVP Finance. From 1977 to 1999, he worked at several divisions of GKN Aerospace and his final role was CFO of GKN Aerospace North America.

Aside from that provided above, Mr. Chetwood does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Management Compensation

Stephen Morris, Founder, Chairman, President, Chief Executive Officer and Director

On April 1, 2023, the Corporation entered into an Amended Empoyment Agreement with Stephen Morris, Founder, Chief Technical Officer and Chairman. The Corporation agreed to compensate Mr. Morris with $450,000 base pay per annum, with payments reduced by 60% to $180,000 per annum until the Corporation has received $5,000,000 in debt or equity financing.

On April 1, 2023, the Corporation agreed to grant Mr. Morris an option to purchase 3,360,000 shares of Common Stock at $.187 per share under the 2022 Incentive Plan. These options were fully vested as Mr. Morris completed two years and three months of service.

On December 31, 2023, the Corporation entered into a Second Amended Employment Agreement with Mr. Morris to reduce his pay from $450,000 to $90,000 per annum and forfeit $270,000 of deferred compensation.

There were no changes to Mr. Morris’ compensation resulting from his election to the offices of President and Chief Executive Officer on July 8, 2024.

David Chetwood, Chief Financial Officer and Director

On April 1, 2023, the Corporation entered into an Amended Employment Agreement, effective February 10, 2023, with David Chetwood, Chief Financial Officer and Director. The Corporation agreed to compensate Mr. Chetwood with a base pay of $450,000 per annum, with payments reduced by 60% to $180,000 per annum until the Corporation secured $5,000,000 in debt or equity financing.

On May 12, 2023, the Corporation agreed to grant Mr. Chetwood an option to purchase 3,360,000 shares of Common Stock at $.1625 per share with 40% vesting after 90 days of service and the remainng 60% vesting monthly over the following two years under the 2022 Incentive Plan.

On December 31, 2023, the Company entered into a Second Amended Employment Agreement with Mr. Chetwood to reduce his base pay from $450,000 to $180,000 per annum and forfeit $236,200 of deferred compensation.

There were no changes to Mr. Chetwood’s compensation resulting from his election to the offices Chief Financial Officer, Secretary and Treasurer on July 8, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2024

BUBBLR, INC.

By:	/s/ Steve Morris
Steve Morris
President